Exhibit 23.2



                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

We consent to the use in this Registration Statement of Carolina First Corporation on Form S-4 of our report dated March 23, 1999 of our audit of the financial statements of Citrus Bank as of December 31, 1998 and for the year then ended appearing in the Proxy Statement/Prospectus which is a part of this Registration Statement, and to the reference to our firm under the heading "Experts" in such Proxy Statement/Prospectus.

/s/Osburn, Henning and Company
OSBURN, HENNING AND COMPANY

Orlando, Florida

April 29, 1999

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